UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

ARVINAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38672	47-2566120
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 535-1456

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Arvinas, Inc. (the “Company”) held on June 8, 2021 (the “2021 Annual Meeting”), the Company’s shareholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors (the “Board”) as Class III directors for terms expiring at the 2024 annual meeting of shareholders.

	For	Withheld	Broker Non-Votes
Wendy Dixon, Ph.D.	34,054,910	4,943,389	4,503,080
Edward Kennedy, Jr.	34,055,657	4,942,642	4,503,080
Bradley Margus	34,134,627	4,863,672	4,503,080
Briggs Morrison, M.D.	21,311,948	17,686,351	4,503,080

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	38,041,081
Against:	892,465
Abstain:	64,753
Broker Non-Votes:	4,503,080

3. The shareholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year.

Every 1 Year:	38,925,878
Every 2 Years:	2,787
Every 3 Years:	62,004
Abstain:	7,630

After taking into consideration the foregoing voting results and the Board’s prior recommendation in favor of an annual advisory shareholder vote on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

4. The appointment of Deloitte and Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021 was ratified.

For:	43,493,886
Against:	1,923
Abstain:	5,570

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: June 9, 2021	By:	/s/ Sean Cassidy
Sean Cassidy
Chief Financial Officer